SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2004

Caremark Rx, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-14200

(Commission File Number)

63-1151076

(IRS Employer Identification Number)

211 Commerce Street, Suite 800, Nashville, Tennessee 37201

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 743-6600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is a press release issued by Caremark Rx, Inc. (“Caremark” or the “Registrant”) on March 17, 2004, announcing changes to Caremark’s management team and Board of Directors that will be effective immediately following the close of its proposed acquisition of AdvancePCS.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

        None.

(b) Pro Forma Financial Information.

        None.

(c) Exhibits.

        The following exhibit is filed herewith:

Exhibit No.	Description
99.1 —	Press Release issued on March 17, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2004

CAREMARK RX, INC.

By:	/s/ Howard A. McLure

Howard A. McLure Executive Vice President and Chief Financial Officer